                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /
- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                Grossman's Inc.
                (Name of Registrant as Specified In Its Charter)

                                Grossman's Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:
- --------------------------------------------------------------------------------

                            [GROSSMAN'S LETTERHEAD]

                                                                  March 16, 1995

Dear Stockholders:

     Although significant progress was made in 1994 to position Grossman's for the future, operating results could be viewed by many stockholders as disappointing. Against this backdrop, I expect some stockholders to wonder why the Board is proposing additional compensation-related plans for approval at this year's Annual Meeting. The purpose of this letter is to explain the Board's rationale in recommending the approval of these plans.

     The Compensation Committee of the Board was faced with a myriad of difficult issues in 1994. The Company was required to initiate another round of cutbacks as a result of the downsizing of its Eastern Division and other economic difficulties. In such situations, it is critically important to retain an organization's best people, and to motivate and compensate employees fairly. In addition to their general review of base salaries and bonuses for executives which is described in the attached proxy statement, the Compensation Committee, with the assistance of outside advisors, recommended the adoption of the 1995 Directors' Stock and Option Plan and the 1995 Restricted Stock Plan.

     The 1995 Directors' Stock and Option Plan is an affirmation of the directors' confidence in the long-term prospects for Grossman's. In lieu of annual cash retainer, the non-employee directors will receive shares of Grossman's common stock having an equivalent market value. Each non-employee director will also receive an option to acquire 25,000 shares of common stock, which will vest ratably over a four-year period. In addition, a significant portion of my future compensation as non-executive Chairman will be in the form of shares of common stock and stock options. These measures should not only conserve the Company's cash resources, they should also more closely align the interests of directors and stockholders.

     The 1995 Restricted Stock Plan will give the Compensation Committee the ability to make grants of shares of restricted stock to key employees in lieu of cash salary increases. Since the shares will be subject to forfeiture if the employee voluntarily leaves the Company within three years, the plan should serve as a useful tool in retaining the Company's most important assets, its people. Grants totalling 162,000 shares have been made (subject to stockholder approval of the plan) to 16 officers and key employees in lieu of cash salary increases for 1995 and 1996. The confidence expressed by those recipients who accept grants of restricted shares instead of cash salary increases sends an important message to the entire organization and to our vendors and customers.

     I urge you to read the accompanying proxy statement carefully and to contact Grossman's if you have any questions regarding the proposals. I am confident that you will agree with the Board's conclusion that the proposals are reasonable and in the best interests of the Company.

                                            Sincerely,

                                            /s/ ROBERT K. SWANSON
                                            ---------------------
                                            ROBERT K. SWANSON
                                            Chairman of the Board

                               [GROSSMAN'S LOGO]

                                GROSSMAN'S INC.
                                200 UNION STREET
                         BRAINTREE, MASSACHUSETTS 02184

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 25, 1995

     PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Grossman's Inc. (the "Company") will be held on Tuesday, April 25, 1995, at 10:30 a.m., local time, in the Auditorium, Lobby Floor, The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts, for the following purposes:

          1.  To elect nine directors of the Company.

          2. To vote upon the approval of the Company's 1995 Directors' Stock and Option Plan.

          3. To vote upon the approval of the Company's 1995 Restricted Stock Plan.

          4. To vote upon the approval of Ernst & Young LLP as independent auditors for the Company for 1995.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof. Management does not know of any other business to be presented to the Annual Meeting.

     Holders of record of the Company's Common Stock at the close of business on March 1, 1995 are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders entitled to vote at the meeting will be open to examination by stockholders at the meeting and during normal business hours from April 13, 1995 to the date of the meeting at the offices of Ropes & Gray, 36th Floor, One International Place, Boston, Massachusetts.

                                      By Order of the Board of Directors




                                      RICHARD E. KENT
                                      Secretary

March 16, 1995

     Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, WHICH IS SOLICITED BY MANAGEMENT, in the enclosed envelope, which does not require postage if mailed in the United States.

                                GROSSMAN'S INC.
                                200 UNION STREET
                         BRAINTREE, MASSACHUSETTS 02184

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the management of Grossman's Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts, on Tuesday, April 25, 1995, at 10:30 a.m., local time, and any adjournment thereof. This Proxy Statement and the related proxy card, together with the Company's Annual Report (which does not form a part of this Proxy Statement) including financial statements of the Company for the year ended December 31, 1994, are being sent to the Company's stockholders on or about March 16, 1995.

     Please complete, sign, date and return the enclosed proxy. The proxy solicited hereby may be revoked at any time by executing and delivering a proxy of a later date, by delivering written notice of revocation to the Secretary of the Company or by attending the meeting and giving notice of the intention to vote in person.

     Subject to certain restrictions on voting described under the heading "Restrictions on Accumulation of Common Stock", properly executed, delivered and unrevoked proxies in the form enclosed will be voted at the Annual Meeting or any adjournment thereof in accordance with the directions thereon. In the absence of such directions, the proxy will be voted for the election as directors of the nine nominees named below, for the approval of the Company's 1995 Directors' Stock Option Plan, for the approval of the Company's 1995 Restricted Stock Plan and otherwise in accordance with the recommendations of management.

     Management does not know of any matters other than those set forth herein which may come before the Annual Meeting. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matters.

VOTING SECURITIES

     The only class of voting securities of the Company is its Common Stock, par value $.01 per share ("Common Stock"). The holders of record of the outstanding shares of Common Stock at the close of business on March 1, 1995 are entitled to notice of, and to vote at, the Annual Meeting. Holders of Common Stock are entitled to one vote for each share held on matters properly presented to the Annual Meeting, except as described below under "Restrictions on Accumulation of Common Stock."

     As of March 1, 1995, there were 25,782,176 shares of Common Stock issued and outstanding, exclusive of 355,171 shares held as treasury shares.

     The holders of a majority of the issued and outstanding shares of Common Stock, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. Directors shall be elected by a plurality of the votes cast at the meeting. The favorable vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote thereon is required for the approval of proposals 2 through 4. Under Delaware law and the Company's By-Laws, an abstention from voting has no effect on the election of directors and has the effect of a vote against proposals 2 through 4. When a proxy is returned, properly signed, the shares represented will be voted in accordance with your directions. Where choices or abstention are not indicated, proxies will be voted for proposals 2 through 4.

     On March 1, 1995, Sydney L. Katz, as trustee under the Company's Savings Plan for its participating employees, held 26,274 shares of Common Stock, representing less than 1% of the outstanding Common Stock of the Company. Shares held by the trustee for the account of employees will be voted in accordance with written instructions from such employees, and where no instructions are received, will not be voted.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated the nine incumbent directors named below for election as directors at the Annual Meeting, each to serve until the next Annual Meeting and until a successor is elected and qualified. Unless otherwise directed, the proxies named in the accompanying form of proxy intend to vote for such nominees. If any of the nominees should not be available for election, the persons named as proxies may vote in their discretion for another nominee designated by the Board of Directors in such person's place. Management has no reason to believe that any nominee named below will be unavailable for election.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW FOR ELECTION AS DIRECTORS.

Except as indicated below, each of the nominees has had the same principal occupation for the past five years.

     RUSSELL COX has been President of Resort Management Inc., a property management and real estate consulting firm located in Waterville Valley, New Hampshire, since 1977 and has been a general partner of Real Estate Venture Fund since 1985. He is a graduate of MIT and Harvard Business School. Mr. Cox has been a director since 1987 and is age 68.

     JOHN R. GREY retired as President of Chevron Corporation in 1985. He is a director of Academy Studio of Novato, California; he retired as a director of BankAmericorp and Bank of America NT & SA in 1993. Mr. Grey is a graduate of Stanford University with a BE degree in Chemical Engineering. Mr. Grey has been a director since 1987 and is age 72.

     MAURICE GROSSMAN retired as an employee of the Company in 1994 and served as Chairman of the Board and Chief Executive Officer of the Company from 1986 to 1990 and President from 1987 to 1990. Mr. Grossman is a graduate of Pennsylvania State University and of Boston University with an MBA degree. Mr. Grossman has been a director since 1987 and is age 73.

     LEO KAHN has been a partner of United Properties, a real estate partnership, since 1985. He serves as Chairman of the Board of Auto Expo, Inc. and is a director of Staples, Inc. and Big V Supermarkets, Inc. From 1985 to 1988 he was Chairman of the Board of Staples, Inc. Mr. Kahn is a graduate of Harvard College and of Columbia University with an MS degree. Mr. Kahn has been a director since 1987 and is age 78.

     SYDNEY L. KATZ has been President and Chief Executive Officer of the Company since December 1, 1994, before which he had been Executive Vice President, Chief Financial Officer and Treasurer of the Company for more than five years; he has been a director since February 1, 1994. Mr. Katz is a graduate of the University of Connecticut with a B.S. degree, is a certified public accountant and is age 53.

     W. WALLACE MCDOWELL, JR. is a private investor and was Managing Director of MLGAL Partners, a leveraged acquisition firm from 1991 to 1994. From 1983 to 1990, Mr. McDowell was Chairman and Chief Executive Officer of Prospect Group, Inc, a diversified holding company. Mr. McDowell is a director of Jack Morton Productions, Inc., Children's Discovery Centers, Inc., Excelsior Funds and U.S. HomeCare, Inc. and serves as Chairman of the Board of ITI Technologies, Inc. He is a graduate of Princeton

University and received his MBA from the University of Virginia. Mr. McDowell has been a director of the Company since 1993 and is age 58.

     STEPHEN B. ORESMAN has been the owner and President of Saltash Ltd., a management consulting firm, since 1991. He was a partner and Vice President of The Canaan Group Ltd., another management consulting firm, from 1988 to 1991. Prior to that time he was with the consulting firm Booz, Allen & Hamilton for 19 years. He is a member of the Board of Directors of Cleveland-Cliffs Inc., Technology Solutions Company, TriNet Corporate Realty Trust, Inc. and Osiris Therapeutics, Inc. Mr. Oresman is a graduate of Amherst College and Harvard Business School. Mr. Oresman has been a director since 1991 and is age 62.

     ROBERT K. SWANSON has been non-executive Chairman of the Board of the Company since November 23, 1994 and also serves as Chairman of the Board of RKS, Inc., an investment and marketing consulting firm in Phoenix, Arizona, and The Thursley Group, a catalog marketing company. He also serves as a director of American Southwest Concepts, Inc., Arizona Desert Saguaro, Inc. and US Games Inc. He was Chairman and Chief Executive Officer of Del Webb Corporation, a diversified company located in Phoenix, Arizona, engaged in the management and development of real estate and leisure operations, from 1981 to 1987, when he retired from that position. He graduated from the University of South Dakota and studied at the University of Melbourne as a Fulbright Scholar. Mr. Swanson has been a director since 1987 and is age 62.

     HAROLD TANNER is President of Tanner & Co., Inc., an investment banking firm in New York. He serves as a director of TIG Holdings, Inc. and as a member of the Advisory Board of Warburg, Pincus Capital Company, L.P. He was a Managing Director of Salomon Brothers Inc. from 1980 to 1987. He is a graduate of Cornell University with a BS degree and of Harvard Business School and is a Trustee of Cornell University. Mr. Tanner has been a director since 1987 and is age 62.

BOARD MEETINGS; COMMITTEES

     The Board of Directors met nine times in 1994. In 1994 each of the current directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which he served held during the period that he served, except that Mr. Kahn attended nine of the thirteen such meetings.

     The Company's Board of Directors has four standing committees. The committee memberships are indicated below.

COMMITTEES OF THE BOARD OF DIRECTORS

  Executive Committee

     The Executive Committee may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Company during the intervals between the meetings of the Board of Directors, to the extent permitted by the By-Laws of the Company and applicable law. The Executive Committee currently consists of Messrs. Grey, Katz, McDowell, Swanson and Tanner. The Executive Committee did not meet in 1994.

  Audit and Finance Committee

     The Audit and Finance Committee recommends to the Board of Directors the engagement of independent auditors for the year, subject to approval by the stockholders of the Company, reviews with the auditors the plan and scope of the audit engagement, reviews the annual financial statements of the Company and the management letter, monitors the Company's system of internal control and its accounting and reporting practices, reviews compliance with the conflict of interest policy and other policies of the Company, reviews the capital structure of the Company and advises the Board of Directors with respect to capital expenditure programs, dividend policies, equity and debt securities, financial planning and capital and operating budgets for the Company. The Audit and Finance Committee currently consists of Messrs. Cox, Kahn and McDowell. The Audit and Finance Committee met four times in 1994.

  Compensation Committee

     The Compensation Committee reviews and recommends to the Board of Directors compensation for senior management of the Company and the adoption, amendment and implementation of incentive compensation plans, stock option plans, retirement programs and other employee benefit plans and programs for the Company. The Compensation Committee currently consists of Messrs. Cox, Grey and Oresman. The Compensation Committee met nine times in 1994.

  Nominating Committee

     The Nominating Committee reviews the composition and organization of the Board of Directors of the Company and recommends to the Board of Directors individuals to fill Board vacancies. The Nominating Committee currently consists of Messrs. Grossman, Swanson and Tanner. The Nominating Committee met once in 1994. Recommendations from stockholders will be considered by the Nominating Committee and should be sent to the Secretary of the Company.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company receives an annual fee of $15,000 and an attendance fee of $500 for each meeting at which he is present in person. The Chairman of each committee of the Board of Directors received an annual fee of $1,000 in 1994 and will receive an annual fee of $2,000 thereafter. Each member of a committee (other than an employee of the Company) receives an attendance fee of $500 for each meeting at which he is present in person. Directors are reimbursed for expenses incurred in performing their duties. In addition, Mr. Swanson received $68,500 and Mr. Tanner's company received $105,000 for consulting services in 1994. Mr. Swanson was elected non-executive Chairman of the Board of Directors on November 23, 1994. In connection with such election, Mr. Swanson entered into a consulting agreement with the Company providing for certain payments and benefits, as described under "Proposal 2." Mr. Grossman received $112,859 in 1994 pursuant to a 1986 employment agreement that expired on September 8, 1994. The Company continues to provide him with secretarial services and with office space through March 1995 in lieu of directors' fees.

     The compensation arrangements for directors are proposed to be changed, with the annual fee of $15,000 being paid in Common Stock. See "Proposal 2" below.

STANDSTILL AGREEMENT

     In May-October 1990, Jay H. Shidler and Robert W. Holman, Jr. (the "Shidler/Holman Group") unsuccessfully solicited written consents of stockholders of the Company seeking to remove the directors then in office and to elect their designees. On February 22, 1991, Mr. Shidler delivered notice to the Company under the Company's By-Laws of his intention to nominate himself and Mr. Holman for election as directors at the 1991 Annual Meeting of Stockholders. In order to avoid the diversion of management time and resources and the expense of a proxy contest, on March 13, 1991, the Company entered into a Standstill Agreement (the "Standstill Agreement") with Messrs. Shidler and Holman and Mr. Stephen B. Oresman, pursuant to which the Board of Directors agreed to nominate as directors a representative of the Shidler/Holman Group and a second person not financially affiliated with the Shidler/Holman Group. On March 13, 1991, the Board of Directors increased its size by two members and elected Messrs. Shidler and Oresman as directors.

     The Standstill Agreement requires that Mr. Oresman remain financially independent of Messrs. Shidler and Holman during the term of the agreement, except as permitted by the members of the Board of Directors, other than directors designated pursuant to the Standstill Agreement.

     In the Standstill Agreement, Messrs. Shidler, Holman and Oresman have agreed that they and their affiliates and associates will not (a) acquire additional shares of Common Stock which would increase their aggregate holdings above 9.9% of the outstanding Common Stock; (b) solicit or participate in any solicitation of proxies or consents of stockholders of the Company; (c) initiate or encourage any stockholder proposals; (d) enlarge the Shidler/Holman Group to include any other persons or participate in or encourage the formation of any other group of stockholders; (e) enter into any voting trust or similar arrangement with respect to shares of Common Stock beneficially owned by them;
(f) publicly announce or make any proposal or offer for the acquisition of any securities or material assets of the Company; or (g) by communication with stockholders or otherwise, seek to influence or control the Company or its management, business, policies or affairs except at Board meetings in the capacity of directors of the Company. Mr. McDowell is also subject to clause (g) above. Messrs. Shidler, Holman and Oresman have also agreed to vote and give consents with respect to all shares of Common Stock owned by them and their affiliates and associates in accordance with, and only in accordance with, the recommendations of the Board of Directors, and have agreed not to sell or otherwise dispose of Common Stock beneficially owned by them except in compliance with the volume limitations of Rule 144 under the Securities Act of 1933, to any person or group if they know that such person or group would own more than 1% of the outstanding Common Stock, or in certain other specified transactions. In 1993, Mr. Shidler resigned as director, and Mr. McDowell was elected to fill the vacancy. In February 1995, Mr. Shidler relinquished his right to designate one affiliated and one independent director. The Standstill Agreement expires on the day following the Company's 1996 Annual Meeting of Stockholders.

                  OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

     The following table sets forth the beneficial ownership, reported to the Company as of February 1, 1995, of Common Stock of the Company, including shares as to which the right to acquire ownership exists by the exercise of stock options, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), of each director and nominee, the chief executive officer, the other current and former executive officers of the Company who are "Named Executive Officers" as defined below under "Compensation of Executive Officers," and all directors and executive officers as a group.

                                                                    NUMBER OF
                                                                    SHARES OF           PERCENT
                                                                     COMMON             OF
                                                                    STOCK(1)            CLASS(2)
                                                                    ---------           --------
Russell Cox......................................................       6,000               *
Robert L. Flowers(3).............................................      66,500               *
John R. Grey.....................................................      16,000               *
Maurice Grossman(3)..............................................     213,000               *
Alan T. Kane(5)..................................................         -0-               *
Leo Kahn.........................................................       1,000               *
Sydney L. Katz(3)................................................     205,000               *
Richard E. Kent(3)...............................................      67,000               *
David T. Krawczyk(3).............................................      60,000               *
W. Wallace McDowell, Jr..........................................       5,000               *
Stephen B. Oresman...............................................       1,000               *
Thomas R. Schwarz(3)(6)..........................................     410,000              1.5%
Robert K. Swanson................................................       2,500               *
Harold Tanner....................................................      30,000               *
All of the directors and executive officers as a group (14
  persons)(4)....................................................   1,083,000              4.0%
- ---------------

Information with respect to stock ownership has been furnished by the persons named.

(1) The persons named have sole voting and investment power with respect to shares listed, except as described abovc under "Standstill Agreement."

(2) Asterisks indicate beneficial ownership of less than 1% of the outstanding Common Stock.

(3) Stock beneficially owned includes shares which may be acquired upon the exercise of presently exercisable options as follows: Mr. Flowers -- 66,500 shares; Mr. Grossman -- 200,000 shares; Mr. Katz -- 195,000 shares; Mr. Kent -- 65,000 shares; Mr. Krawczyk -- 60,000 shares; Mr. Schwarz -- 400,000 shares; and the group -- 986,500 shares. Not included are shares which may be acquired upon the exercise of options which are not presently exercisable, as follows: Mr. Flowers -- 34,500 shares; Mr. Grossman -- 0 shares; Mr. Katz -- 305,000 shares; Mr. Kent -- 33,000 shares; Mr. Krawczyk -- 140,000 shares; Mr. Schwarz -- 0 shares; and the group -- 512,500 shares.

(4) The percentage of outstanding Common Stock held by all directors and executive officers as a group has been calculated on the basis of 25,782,176 shares of Common Stock outstanding on February 1, 1995, plus 986,500 shares of Common Stock subject to currently exercisable stock options held by such group.

(5) Mr. Kane resigned as Executive Vice President of the Company in September 1994.

(6) Mr. Schwarz retired as Chairman of the Board of Directors and Chief Executive Officer of the Company in November 1994.

SECTION 16(A) REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and beneficial owners of more than 10% of its Common Stock to file initial reports of ownership and reports of changes in ownership of the Company's securities with the Securities and Exchange Commission and to furnish the Company with copies of the reports they file.

     In connection with his election as an executive officer of the Company in April 1994, Mr. Krawczyk was required to file with the Securities and Exchange Commission a report on Form 3 not later than May 10, 1994, but did not make this filing until January 1995.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

     The following tables sets forth information with respect to compensation for services to the Company in 1994 paid to or accrued on behalf of (i) the chief executive officer as of December 31, 1994, (ii) each of the three other executive officers of the Company as of December 31, 1994, (iii) the former chief executive officer, who retired in 1994, and (iv) one additional individual whose service as an executive officer ended during 1994 and who would be among the four most highly paid executive officers (other than the chief executive officer) had he been an executive officer at the end of the year (collectively, the "Named Executive Officers"):

                                                                        LONG-TERM
                                                     ANNUAL            COMPENSATION
                                                  COMPENSATION         ------------
NAME AND                                       --------------------       OPTION          ALL OTHER
PRINCIPAL POSITION                     YEAR     SALARY      BONUS       AWARDS(#)      COMPENSATION(1)
- ------------------------------------   ----    --------    --------    ------------    ---------------
Sydney L. Katz......................   1994    $304,125    $  --0--       235,000           $ 520
President and Chief                    1993     274,400      75,000         --0--             520
Executive Officer                      1992     265,000     113,400       140,000             520

David T. Krawczyk...................   1994     215,250      63,100        35,000            --0--
Executive Vice President               1993     173,301      71,750        90,000            --0--
President of Contractors'              1992     133,943      25,000        75,000            --0--
Warehouse Division

Robert L. Flowers...................   1994     191,800       --0--         8,000             520
Executive Vice President --            1993     182,476       --0--         --0--             520
Real Estate and                        1992     184,400      64,400        53,000             520
Assistant Secretary

Richard E. Kent.....................   1994     164,450       --0--         8,000             520
Vice President, Secretary              1993     157,976       7,000         --0--             520
and General Counsel                    1992     159,650      42,800        50,000             520

Thomas R. Schwarz...................   1994(2)  573,100       --0--       475,000             520
Chairman and Chief                     1993     612,696       --0--         --0--             520
Executive Officer                      1992     587,500     318,000       414,000             520
(retired November 1994)

Alan T. Kane........................   1994(3)  290,660       --0--         --0--            --0--
Executive Vice President               1993     472,067       --0--       300,000            --0--
(resigned September 1994)              1992       --0--       --0--         --0--            --0--
- ---------------

(1) All Other Compensation refers to Company contributions to accounts of the Named Executive Officers under the Company's Savings Plan.

(2) Does not include payments aggregating $1,875,600 made to Mr. Schwarz pursuant to the terms of his employment agreement upon his retirement from the Company in November 1994.

(3) Does not include payments aggregating $575,000 made to Mr. Kane pursuant to the terms of his employment agreement upon his resignation from the Company in September 1994.

     The table below sets forth information with respect to stock options granted to the Named Executive Officers in 1994. The options listed below are reflected in the Summary Compensation Table above. No stock appreciation rights were granted by the Company in 1994.



                                               OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                                     ----------------------------------------------      VALUE AT ASSUMED
                                                  % OF                                       ANNUAL
                                                  TOTAL                                RATES OF STOCK PRICE
                                                 OPTIONS                                APPRECIATION FOR
                                                 GRANTED     EXERCISE                      OPTION TERM
                                     OPTIONS       TO         PRICE      EXPIRATION    -------------------
                                     GRANTED    EMPLOYEES     ($/SH)        DATE       5%    $    10%   $
                                     -------    ---------    --------    ----------    --------   --------
Sydney L. Katz....................    37,500        3.5       3.4375        5/12/04      81,100    205,400
                                     197,500       18.5         2.25       12/13/04     279,500    708,200
                                                   ----
                                                   22.0
David T. Krawczyk.................    17,500        1.6       3.4375        5/12/04      37,800     95,900
                                      17,500        1.6         2.25       12/13/04      24,800     62,800
                                                   ----
                                                    3.2
Robert L. Flowers.................     4,000         .4       3.4375        5/12/04       8,600     21,900
                                       4,000         .4         2.25       12/13/04       5,700     14,300
                                                   ----
                                                     .8
Richard E. Kent...................     4,000         .4       3.4375        5/12/04       8,600     21,900
                                       4,000         .4         2.25       12/13/04       5,700     14,300
                                                   ----
                                                     .8
Thomas R. Schwarz.................    75,000        7.0       3.4375       11/23/94       --0--      --0--
                                     400,000(1)    37.4       2.3125       12/31/95     151,250    202,500
                                                   ----
                                                   44.4

- ---------------
(1) On November 23, 1994, the exercise period for this option covering 400,000 shares of Common Stock, which was originally granted to Mr. Schwarz in 1990, was extended until December 31, 1995. The extension of the term of the option was deemed a grant of a new option. All other options held by Mr. Schwarz were canceled as of November 23, 1994.

     The table below sets forth information with respect to the number and value of unexercised options held by the Named Executive Officers of the Company on December 31, 1994. No stock options or stock appreciation rights were exercised by such persons in 1994, and there are no outstanding stock appreciation rights.


                                      YEAR-END OPTION VALUES
                                                        NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED
                                                               OPTIONS                     IN-THE-MONEY OPTIONS
                           SHARES                        AT DECEMBER 31, 1994              AT DECEMBER 31, 1994
                         ACQUIRED ON     VALUE      ------------------------------    ------------------------------
         NAME             EXERCISE      REALIZED    EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- ----------------------   -----------    --------    ------------    --------------    ------------    --------------
Sydney L. Katz........     --0--           --          195,000          305,000         $ 23,438         $ 49,250
David T. Krawczyk.....     --0--           --           60,000          140,000            --0--            4,375
Robert L. Flowers.....     --0--           --           66,500           34,500            7,500            --0--
Richard E. Kent.......     --0--           --           65,000           33,000            7,500            --0--
Thomas R. Schwarz.....     --0--           --          400,000            --0--           75,000            --0--
Alan T. Kane..........     --0--           --            --0--            --0--            --0--            --0--

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement dated December 1, 1994 with Mr. Katz, providing for his employment as President of the Company for a three-year rolling term. He received a signing bonus of 22,222 shares of the Company's Common Stock, subject to stockholder approval of the 1995 Restricted Stock Plan. In the event the 1995 Restricted Stock Plan is not approved by stockholders, he will receive $50,000 in cash in lieu of the stock. His annual base salary under the agreement is $400,000, effective December 1, 1994. In the event of termination of Mr. Katz's employment without cause, he would be entitled to a lump sum severance payment (the ("Severance Payment") equal to 300% of his base salary in effect at the time of such termination, except that if such termination is following a "change of control", as defined in the agreement, the Severance Payment would be equal to 300% of the sum of his base salary in effect at the time of such termination plus the highest cash bonus earned by him during any of the last three full calendar years. In the event that any portion of the Severance Payment would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, Mr. Katz will receive a "gross-up payment" from the Company in an amount sufficient to make Mr. Katz whole for all taxes imposed with respect to the excess parachute payment (including the gross-up payment) and any associated interest and penalties. Following a change of control, Mr. Katz may terminate his employment and receive the Severance Payment. The employment agreement also provides that his benefit under the Company's ERISA Excess Plan is to be computed on a final pay formula rather than a career average formula. Accordingly, his straight life pension benefit at age 65, assuming annual compensation to age 65 as his base salary, would be $151,525 per year.

     The Company also has employment agreements with the three other executive officers of the Company. The agreements provide for employment for a two-year rolling term. Any increase in annual salary during the employment term increases the minimum annual salary under the agreements. The current minimum annual salaries under the agreements for Messrs. Krawczyk, Flowers and Kent are $225,500, $197,400 and $167,700, respectively. In addition, the agreements provide for severance pay upon involuntary termination without cause in an amount equal to one year's annual salary plus any bonus received within the preceding 12-month period. Upon an involuntary termination without cause or a constructive termination, as defined in each agreement, within one year following a change in control, the officer so terminated under the agreements is entitled to severance pay equal to 200% of the greater of (i) of the sum of his base annual salary plus any bonus received within the preceding 12 months and
(ii) the average of the sum of annual base salary plus bonuses paid during the three twelve-month periods preceding the termination date.

RETIREMENT PLANS

     The Company has a non-contributory defined benefit pension plan (the "Pension Plan"), which covers substantially all of its employees, and an ERISA Excess Plan (the "EEP") to preserve certain benefits for employees whose retirement benefits under the Pension Plan are affected by limitations imposed by the Internal Revenue Code.

     The following table shows the estimated annual benefits payable upon retirement at age 65 under the Pension Plan as supplemented by the EEP for services performed and compensation earned through December 31, 1994 on a 100% straight-life annuity basis to persons in specified remuneration and years-of-service classifications. The straight-life annuity benefit is approximately 110% of the 10-year certain benefit. Such benefits reflect a reduction for annual earnings below $12,156 to recognize in part the Company's cost of Social Security benefits related to credited service under the Pension Plan.

                                           YEARS OF SERVICE
  ANNUAL       -------------------------------------------------------------------------
COMPENSATION   10 YRS.      15 YRS.      20 YRS.      25 YRS.      30 YRS.      35 YRS.
- ----------     --------     --------     --------     --------     --------     --------
$   50,000     $  6,329     $  9,232     $ 12,136     $ 15,040     $ 17,943     $ 20,847
$  100,000     $ 13,216     $ 19,286     $ 25,357     $ 31,428     $ 37,499     $ 43,570
$  150,000     $ 20,103     $ 29,341     $ 38,579     $ 47,816     $ 57,054     $ 66,292
$  200,000     $ 26,990     $ 39,395     $ 51,800     $ 64,205     $ 76,610     $ 89,015
$  250,000     $ 33,877     $ 49,449     $ 65,021     $ 80,593     $ 96,165     $111,737
$  300,000     $ 40,764     $ 59,503     $ 78,242     $ 96,981     $115,721     $134,460
$  350,000     $ 47,651     $ 69,557     $ 91,463     $113,370     $135,276     $157,183
$  400,000     $ 54,537     $ 79,611     $104,685     $129,758     $154,832     $179,905
$  500,000     $ 68,311     $ 99,719     $131,127     $162,535     $193,943     $225,350
$  600,000     $ 82,085     $119,827     $157,569     $195,311     $233,053     $270,796
$  700,000     $ 95,859     $139,936     $184,012     $228,088     $272,164     $316,241
$  800,000     $109,633     $160,044     $210,454     $260,865     $311,275     $361,686
$  900,000     $123,407     $180,152     $236,897     $293,641     $350,386     $407,131
$1,000,000     $137,181     $200,260     $263,339     $326,418     $389,497     $452,576

     Reference earnings ("Reference Earnings") covered by the Pension Plan and EEP include all direct compensation payments, including overtime, bonuses, commissions and similar payments. Reference Earnings for any year are determined by reference to payments made during the year, whereas compensation set forth in the Summary Compensation Table on page 7 hereof is determined by reference to payments, whether made during the year or thereafter, for services during the year. In 1994, Reference Earnings for the Named Executive Officers were substantially (within a 10% variance) the same as the annual compensation (salary and bonus) reported in the Summary Compensation Table.

     Benefits are based upon the average of the highest five of the last ten years for service prior to 1991 and upon annual reference earnings for each year thereafter. The Summary Compensation Table on page 7 hereof does not include the value of retirement benefits earned in 1994.

     As of December 31, 1994, the years of credited service for the individuals named in the Cash Compensation Table above were: Sydney L. Katz, 11 years, David
T. Krawczyk, 19 years, Robert L. Flowers, 25 years, and Richard E. Kent, 24 years. For purposes of the portion of the Pension Plan formula determined on a final average pay basis for service prior to 1991, supplemented by the EEP, the covered compensation for service prior to 1991 of Messrs. Krawczyk, Flowers and Kent are $89,054, $169,558 and $184,823, respectively. Messrs. Flowers, and Kent received lump sum benefits under the Pension Plan at age 65 in 1991 and 1994, respectively. As noted under the heading "Employment Agreements" on page 9 hereof, Mr. Katz is entitled to a retirement benefit computed on a final average pay basis for his entire credited service.

     Mr. Grossman does not participate in the EEP and is presently receiving an annual retirement benefit of $124,147. Mr. Flowers and Mr. Kent accrue benefits under the Pension Plan during employment reflecting the increase in their respective lump sum benefits attributable to such service.

            REPORT OF COMPENSATION COMMITTEE ON ANNUAL COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors of the Company. The Committee is responsible for determining executive compensation including salaries, bonus awards and stock options.

     The Company's executive compensation programs are designed to correlate with performance and stockholder value creation. In this connection, the Company has developed a compensation strategy and specific executive variable compensation plans that allocate a significant portion of an executive's total compensation upon achievement of specified goals as set forth in the financial plans for the operation of the Company. The objectives of the compensation strategy are to attract and retain the highest level of executive talent, to motivate the executives to achieve the goals defined by the Company's business strategies, to link executive and stockholder interests through equity based plans and to provide a compensation package that recognizes competitive practice and individual contributions as well as the financial results of operations.

     Each year the Committee conducts a thorough review of the Company's executive compensation programs. In this connection, the Committee avails itself periodically of a report from independent compensation consultants assessing the effectiveness of the Company's compensation programs and comparing the Company's executive compensation, corporate performance and stock price appreciation to a peer group of public retail corporations with annual revenues ranging from $300 million to $6 billion that represent the Company's competition for executive positions. The companies included in the retail peer group are not necessarily companies included in the market indices set forth on the Comparative Stock Performance Chart on page 13 of this Proxy Statement. This is reflective of the fact that the market indices contain organizations which are considerably larger, and in some cases, in very different sectors of the retail market than is the Company. The Committee targets a competitive level of the executive market as reported by the compensation consultants, but allows deviations from that target to reflect the acquisition cost of new hires and/or exceptional contributions to initiatives by the Company to increase stockholder value.

     The Committee sets policies for and determines the compensation of all of the corporate officers, including the Named Executive Officers. The Committee and Mr. Katz jointly review the individual performance of each of the executives other than Mr. Katz.

     The key elements of the Company's executive compensation package are base salary,annual bonus and stock options. The Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Katz, are discussed below. In addition, the Committee considers the full compensation package offered by the Company to the executive group, including pension benefits, supplemental retirement benefits, severance plans, employment agreements, insurance and other benefits.

     The Company does not anticipate that compensation to any executive officer for 1995 will exceed $1 million for purposes of Section 162(m) of the Internal Revenue Code, which limits the deductibility of compensation in excess of $1 million annually that is not performance based. However, the Committee will be evaluating its policy in regards to qualifying its annual and long-term incentive program in terms of the deductibility cap in future years.

BASE SALARIES

     Base salaries for new executive officers are determined by evaluating the responsibilities of the position and the experience of the individual, with reference to the marketplace for executive talent, including a comparison to base salaries for comparable positions with other corporations. Annual salary adjustments are determined by evaluating the performance of the Company and of each executive officer with consideration to any new responsibilities of such officer. In the case of corporate officers with responsibility for operating divisions, the financial results of the division are considered in the context of economic and competitive factors. The Committee also grants appropriate consideration to such non-financial performance measures as the quality of work, business relationships and operational efficiency.

     The base salary for Mr. Katz was established during the negotiation of his new employment agreement in connection with his election as President and Chief Executive Officer of the Company in 1994.

ANNUAL BONUS

     The Company's executive officers are eligible for an annual cash bonus awarded by reference to an operating income plan for the Company and, where appropriate, for a division of the Company. Pursuant to his employment agreement, Mr. Katz' bonus will be determined based upon the attainment of objectives (including non-financial objectives) to be established in writing by the Committee prior to the end of the first quarter of each calendar year. Each executive officer is assigned a target bonus expressed as a percentage of base salary. Target bonus levels for all executives, including the President, are periodically evaluated by the Committee to ensure that they represent competitive pay opportunities for comparable executives in the retail industry. In 1994, such target percentage rates ranged from 25% to 50% for executive officers of the Company, with Mr. Katz assigned a 50% opportunity. Bonuses for executive officers are awarded as a percentage of the target bonus, ranging from 0% to 150% of the target bonus upon achievement of scaled percentages of the applicable operating income plan.

     In 1994, the Company did not achieve its corporate operating income plan, and accordingly no incentive bonuses were paid for services in 1994 under the Plan to any executive officer of the Company, including the President, except that the Company's Contractors' Warehouse Division achieved approximately 80% of its operating income plan, and accordingly Mr. Krawczyk, the President of the division, was paid a bonus of $63,100.

     The only special bonus award approved in 1994 was Mr. Katz' signing bonus of $50,000 (payable in the shares of restricted stock if the stockholders approve the 1995 Restricted Stock Plan described in "Proposal 2" below). This and other special bonus awards are considered by the Company to be non-recurring and outside the criteria typically utilized in considering pay competitiveness.

STOCK OPTIONS

     Under the Company's 1986 Nonqualified Stock Option Plan, as amended, stock options are granted from time to time to key employees, including executive officers, of the Company. The Committee sets guidelines for the size of stock option awards based upon competitive practice, base salary and other factors, including contributions to initiatives adopted by the Company to increase stockholder value, similar to the factors considered in setting base salary.

     Stock options are designed to align the interests of executives with those of the stockholders, as part of the compensation objectives of the Company. Stock options are granted with an exercise price equal to the market price of the Company's common stock on the date of grant. The options generally vest over four years. Accordingly, the full benefit of the options is realized only when stock price appreciation occurs over an extended period.

     The Committee has endeavored to motivate executives by granting options that present executives an opportunity for significant gains commensurate with gains in stockholder values.

     Stock options granted to Executive Officers in 1994 are set forth under the heading "Option Grants in Last Fiscal Year" on page 8 hereof.

CONCLUSION

     The programs described above correlate a significant portion of the Company's executive compensation to individual and corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executives' compensation to corporate performance and improvement in stockholder values, recognizing that economic factors beyond management's control may result in imbalances for particular periods but that consistent improvement in corporate performance over the long term will inure to the mutual benefit of the Company's executives and its stockholders.

           The Compensation Committee

           John R. Grey, Chairman
           Russell Cox
           Stephen B. Oresman

COMPARATIVE STOCK PERFORMANCE

     Set forth below is a line graph comparing the performance of the Company's Common Stock against the S&P Composite -- 500 Stock Index and the S&P Specialty Retail Composite Index for the five-year period commencing January 1, 1990 and ending December 31, 1994.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                         FISCAL YEAR ENDING DECEMBER 31

      MEASUREMENT PERIOD          GROSSMAN'S                      S&P RETAIL
    (FISCAL YEAR COVERED)            INC.           S&P 500        SPECIALTY
1989                                100.00          100.00          100.00
1990                                 42.50           96.90           98.72
1991                                 52.50          126.42          150.04
1992                                 87.50          136.05          200.80
1993                                 60.00          149.76          199.91
1994                                 50.00          151.74          188.83

                                  PROPOSAL 2:

                          APPROVAL OF 1995 DIRECTORS'
                             STOCK AND OPTION PLAN

     The 1995 Non-Employee Directors' Stock and Option Plan (the "Directors' Plan") was adopted by the Board of Directors on February 1, 1995, subject to approval by the Company's stockholders. If stockholder approval is obtained, the Directors' Plan will become effective on the date of the Annual Meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE DIRECTORS'
PLAN.

     The principal features of the Directors' Plan are summarized below. The summary is qualified in its entirety by the full text of the Directors' Plan, which is set forth as Exhibit A to this Proxy Statement.

GENERAL

     The purposes of the Directors' Plan are to promote the long-term success of the Company more closely aligning the interests of the non-employee directors and the stockholders of the Company, to provide an additional inducement for the non-employee directors to remain as directors of the Company and to provide a means through which the Company may attract able persons to serve as directors of the Company.

     The aggregate number of shares which may be issued, and as to which stock options may be granted, under the Directors' Plan is 700,000 shares of the Company's Common Stock, subject to proportionate adjustment in the event of stock splits and similar events. If any stock option granted under the Plan terminates or expires for any reason without having been exercised in full, the number of shares subject to the unexercised portion of the stock option will again be available for purposes of the Directors' Plan. Also, shares of Common Stock tendered back to the Company on exercise of options will again be available for the purposes of the Plan. The shares of the Company's Common Stock which may be issued under the Directors' Plan may be either authorized but unissued shares or treasury shares or a combination of such shares. Under the Plan, directors will relinquish their annual cash retainer (currently $15,000), and Common Stock will be issued in lieu thereof.

ADMINISTRATION

     The Directors' Plan will be administered by the Board of Directors or by a committee appointed by the Board of Directors and consisting of members of the Board (the "Committee").

     The Committee has the power to interpret the Directors' Plan and to prescribe rules, regulations and procedures in connection with the operation of the Directors' Plan. All questions of interpretation and application of the Directors' Plan, or as to stock options granted under the Directors' Plan, are subject to the determination of the Committee, which will be final and binding. Notwithstanding the discretion to administer the Directors' Plan granted to the Committee, the selection of the directors to whom stock and stock options are to be granted, the timing of stock and stock option grants, the number of shares constituting any stock grant or subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option are as set forth in the Plan. The Committee has no discretion as to these matters.

STOCK IN LIEU OF RETAINER

     Under the Directors' Plan, each person who is a member of the Board of Directors of the Company and who is not an employee of the Company or any of its subsidiaries (an "Eligible Director") will be paid annually, in lieu of the cash retainer payable for his or her service on the Board, in shares of Common Stock having a fair market value (as of the date of payment) equal to the amount of such retainer. The "retainer" payable to an Eligible Director does not include annual retainer payable for service on any committee of the Board, for service as Chairman of any committee of the Board, or meeting fees payable for attendance at meetings of the Board or committees. The payment of Common Stock to Eligible Directors shall generally be made on the date 30 days after the Annual Meeting of Stockholders at which directors are elected (or, in the case of an Eligible Director elected as a director by the Board, on the date 30 days after such election). An Eligible Director shall be entitled to receive shares of Common Stock in lieu of annual retainer only if he or she serves as a director of the Company through the date of the first meeting of the Board of Directors in the year. Shares of Common Stock issued to Eligible Directors in lieu of retainer shall be nonforfeitable, and an Eligible Director shall have all of the rights of a stockholder of the Company with respect to such Common Stock.

STOCK OPTIONS

     If the Directors' Plan is approved by the Company's stockholders at the Annual Meeting, then each Eligible Director will be granted as of the date of the Annual Meeting, a "nonstatutory stock option" (an "Option") to purchase 25,000 shares of the Company's Common Stock, and thereafter any new director elected to the Board who is an Eligible Director will be granted such an Option as of the date of his or her election. A nonstatutory stock option is a stock option that does not qualify as an "incentive stock option" under applicable provisions of the Internal Revenue Code.

     The exercise price for each Option will be the "fair market value" of the Company's Common Stock on the date the Option is granted. Fair market value, for the purposes of the Directors' Plan, will generally be the average of the official closing sale prices per share of the Common Stock as reported on the Nasdaq National Market System over the ten trading days preceding the date that fair market value is to be determined.

     Each Option will be immediately exercisable as to 5,000 shares and will become exercisable to the extent of an additional 5,000 shares on each of the four succeeding anniversaries of the date that the Option is granted. No Option may be exercised after the expiration of ten years from the date of grant.

     If an optionee's service as a director terminates for any reason other than death, any outstanding Option will be exercisable (but only if exercisable by the director immediately prior to ceasing to be a director) at any time prior to the expiration date of the Option or within six months after the optionee ceases to be a director, whichever is the shorter period. Following the death of an optionee during service as a director, any outstanding Option held by the optionee at the time of death will be exercisable (but only if exercisable by the director at the time of death) at any time prior to the expiration date of the Option or within one year after the date of death of the optionee, whichever is the shorter period. Options not exercisable at the time of termination, whether by death or otherwise, will expire.

     The exercise price for each Option will be payable in cash or by delivering to the Company previously owned shares of the Company's Common Stock having a fair market value on the date of exercise equal to the exercise price for the shares being purchased.

     No Option granted under the Directors' Plan is transferable other than by will or by the laws of descent and distribution, and an Option may be exercised during an optionee's lifetime only by the optionee. These restrictions on transferability will not, however, apply to the extent the restrictions are not at any time required for the grant of Options under the Directors' Plan to qualify for the exemption under Rule 16b-3 under the Exchange Act.

ACCELERATION OF OPTIONS IN CERTAIN EVENTS

     The Directors' Plan provides that all outstanding Options granted under the Directors' Plan will become immediately and fully exercisable upon the occurrence of one or more events constituting a "Change of Control" of the Company. A Change of Control will be deemed to have occurred when:

          (i) any person or entity (other than the Company, a subsidiary or any employee benefit plan sponsored by the Company) or any "group" as defined in Section 13(d)(3) of the Exchange Act has acquired beneficial ownership of stock representing 25% or more of the voting power of the Company;

          (ii) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, to sell or otherwise dispose of all or substantially all the Company's assets or to liquidate the Company; or

          (iii) certain changes in the composition of the Board of Directors within any 24-month period.

     In certain situations involving a Change of Control, an acquiring corporation may elect to assume the Options granted under the Directors' Plan, in which case the Options would be deemed to constitute options to acquire the securities of the acquiring corporation, with appropriate adjustments to the exercise price and number of shares so as to preserve the value of the Options. The provisions of the Directors' Plan providing for the acceleration of the exercise date of stock options upon the occurrence of a Change of Control may be considered as having an antitakeover effect.

GRANTS TO CHAIRMAN OF THE BOARD

     In connection with his election as Chairman of the Board on November 23, 1994, Robert K. Swanson entered into an agreement (the "Consulting Agreement") providing for cash compensation of $1000 per day that Mr. Swanson provides consulting services to the Company (up to 90 days per calendar year), as well as the following benefits, which are subject to stockholder approval of the Directors' Plan:

          (i) A one-time grant of an option covering 50,000 shares of Common Stock, to be made as of the date of the Annual Meeting. This option is in addition to the option covering 25,000 shares of Common Stock that Mr. Swanson is entitled to under the Directors' Plan as an Eligible Director. This option would have similar terms to the options granted to all Eligible Directors except for the number of shares of Common Stock covered thereby.

          (ii) A one-time issuance of shares of Common Stock having a fair market value equal to $20,000 on the date of issuance, in respect of consulting services performed in 1994. If the Directors' Plan is approved by stockholders, these shares will be issued subsequent to the Annual Meeting and before May 1, 1995.

          (iii) The issuance, 30 days after the end of each calendar quarter, commencing with the first quarter of 1995, of shares of Common Stock having a fair market value on the last day of the calendar quarter equal to $1000 times the number of days that Mr. Swanson worked during the previous quarter on the affairs of the Company pursuant to the Consulting Agreement.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences of the grant and exercise of nonstatutory stock options and the issuance of shares of Common Stock in lieu of cash retainers under present law.

     A director will not recognize any taxable income for federal income tax purposes upon receipt of a nonstatutory stock option. A director will recognize taxable income for federal income tax purposes upon receipt of shares of Common Stock in lieu of the annual cash retainer equal to the fair market value of the shares.

     Upon the exercise of a nonstatutory stock option for cash, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the aggregate option exercise price is generally treated as compensation received in the year of exercise. If the option price is paid in whole or in part in shares of the Company's Common Stock, no income, gain or loss is recognized on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, is generally treated as compensation received in the year of exercise.

     Directors are subject to a special federal income tax rule upon the exercise of a nonstatutory stock option (i) if the exercise is within six months of the date of grant or (ii) in the event the fair market value of the shares acquired is less than the option price on the date of exercise. In these situations, unless an election provided for in Section 83(b) of the Internal Revenue Code, is made to be taxed as of the date of exercise, the amount taxable as provided above is determined instead as of the date of expiration of the period following exercise during which the sale of the shares received could subject the director to liability under Section 16(b) of the Exchange Act. The "fair market value" of shares, as used in this discussion of Federal income tax consequences, is determined without regard to the fact that the director is a person subject to Section 16(b).

     In each instance that an amount is treated as compensation received, the Company generally is entitled to a corresponding deduction in the same amount for compensation paid.

     The acceleration of the exercise date of an option or the exercise of an option following the occurrence of a Change of Control, in certain circumstances, may result in (i) a 20% federal excise tax (in addition to federal income tax) to the optionee on certain amounts determined to be excess parachute payments pursuant to Section 280G of the Internal Revenue Code and
(ii) the loss of the compensation deduction which would otherwise be allowable to the Company.

AMENDMENT AND TERMINATION

     The Board of Directors may amend, alter, suspend, discontinue or terminate the Directors' Plan or any award of options or issuance of shares of Common Stock thereunder, except that no such action by the Board of Directors may impair the rights of a participant in the Directors' Plan under any options (including the option pursuant to the Consulting Agreement) granted or shares of Common Stock issued to him under the Directors' Plan or the Consulting Agreement without such participant's consent. The Director's Plan will remain in effect until it is terminated by the Board of Directors or until no Common Stock remains available for issuance under the Directors' Plan, and the Company has no further rights or obligations with respect to Common Stock or options granted under the Directors' Plan.

VOTE REQUIRED

     Under Delaware law and Rule 16b-3 of the Exchange Act, the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, is necessary for the approval of the adoption of the Directors' Plan. The aggregate number of shares for which a vote "For," "Against" or "Abstain" is made is counted for the purpose of determining the minimum number of affirmative votes required for approval, and the total number of votes cast "For" approval is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "Against" the matter.

                                  PROPOSAL 3:

                                  APPROVAL OF
                           1995 RESTRICTED STOCK PLAN

     The 1995 Restricted Stock Plan (the "Stock Plan") was adopted by the Company's Board of Directors on February 1, 1995, subject to approval by the Company's stockholders. If stockholder approval is obtained, the Stock Plan will become effective on the date of the Annual Meeting. The Stock Plan permits awards to be made thereunder prior to obtaining stockholder approval, subject to such approval.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCK PLAN.

     The principal features of the Stock Plan are summarized below. This summary is qualified in its entirety by the full text of the Stock Plan, which is set forth as Exhibit B to this Proxy Statement.

GENERAL

     The purpose of the Stock Plan is to advance the interests of the Company and its subsidiaries by enhancing the Company's ability to reward officers and key employees for their contributions to the success of the Company and its subsidiaries and to create an incentive for their efforts to increase the profitability of the Company and its subsidiaries.

     On February 1, 1995, the Board of Directors approved awards under the Stock Plan for an aggregate of 162,000 shares of Common Stock to 16 officers and key employees in lieu of annual salary increases for 1995 and 1996. See "New Plan Benefits" below. The awards are subject to stockholder approval of the Stock Plan.

     The aggregate number of shares which may be issued under the Stock Plan is 250,000 shares of Common Stock, subject to proportionate adjustment in the event of stock splits and similar events. If any shares of Common Stock issued under the Stock Plan are forfeited, such shares shall again be available for issuance under the Stock Plan.

ADMINISTRATION

     The Stock Plan is administered by the Compensation Committee of the Board of Directors, or by such other committee as the Board of Directors shall designate to administer the Stock Plan, which committee must at all times consist of not less than two directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act.

     The Compensation Committee has the power to interpret the Stock Plan and to prescribe rules, regulations and procedures in connection with its operation, to interpret the Stock Plan, and to decide all questions and to resolve all disputes under the Stock Plan. The Compensation Committee shall also have the sole authority to select, from among the officers and key employees of the Company and its subsidiaries, the persons to whom awards are made and the terms and conditions of such awards, including forfeiture conditions.

AWARDS OF RESTRICTED STOCK

     Awards made under the Stock Plan shall consist of a specified number of shares of Common Stock. Each recipient of an award shall, as a condition to receiving the award, enter into a Restricted Stock Agreement with the Company, in a form specified by the Compensation Committee, setting forth the terms and conditions of the award, including forfeiture conditions. Shares of Common Stock awarded under the Stock Plan will be subject to forfeiture until such time, or until such conditions are satisfied, as are specified in the

Restricted Stock Agreement. While the shares constituting an award are subject to forfeiture, they may not be transferred otherwise than by will or by the laws of the descent and distribution, and any stock certificates issued representing such shares will bear an appropriate legend restricting transfer.

     The Company will require each recipient of an award under the Stock Plan to reimburse the Company for any taxes required to be withheld and paid over to any taxing authority in respect of such award. The Committee may permit recipients of awards to have shares withheld from an award, or to tender back to the Company other shares of Common Stock, in order to satisfy this obligation.

SECTION 16(b) OF THE EXCHANGE ACT

     To the extent that any recipient of an award under the Stock Plan is subject to Section 16(b) of the Exchange Act, under Rule 16b-3 under the Exchange Act, neither the receipt of an award of Common Stock under the Stock Plan nor the lapsing of the forfeiture conditions thereon are considered a purchase of Common Stock for Section 16(b) purposes.

AMENDMENT AND TERMINATION

     The Stock Plan will terminate on December 31, 2005, after which date no further awards may be made. The Board of Directors may amend, modify or terminate the Stock Plan before that time, but may not, without the approval of the Company's stockholders, (i) increase the maximum number of shares of Common Stock issuable under the Stock Plan, (ii) extend the termination date of the Stock Plan beyond December 31, 2005 or (iii) provide for the administration of the Stock Plan other than by a committee of directors not eligible to receive awards under the Stock Plan.

NEW PLAN BENEFITS

     The Compensation Committee has approved the following awards under the Stock Plan, contingent on stockholder approval of the Stock Plan, to be effective as of the date of the Annual Meeting:

                                                             NUMBER OF SHARES
NAME OF RECIPIENT                                            OF COMMON STOCK       DOLLAR VALUE(1)
- -----------------                                            ----------------      ---------------
Sydney L. Katz(2).............................................   62,222              $142,500
David T. Krawczyk.............................................   16,000                37,000
Robert L. Flowers.............................................    5,000                11,563
Richard E. Kent...............................................    5,000                11,563
All executive officers as a group(2)..........................   88,222               202,625
                                                                 ------               -------
All employees other than executive officers as a group........   96,000               222,000

- ---------------
(1) Based on the closing price of the Common Stock on Nasdaq on March 1, 1995 of $2.3125 per share.

(2) Includes 22,222 shares of Common Stock (valued at $50,000, based on the closing price of the
    Common Stock on Nasdaq on December 14, 1994 of $2.25 per share) awarded to Mr. Katz as a bonus upon his election as President and Chief Executive Officer of the Company, subject to stockholder approval of the Stock Plan. See "Employment Agreements" on page 9 and "Annual
    Bonus" on page 12 hereof.


All of the foregoing awards are fully subject to forfeiture if the recipient voluntarily terminates his employment with the Company prior to three years from the date of the Annual Meeting, at which time such awards will become fully nonforfeitable. The awards will cease to be subject to forfeiture sooner than three years from the date of the Annual Meeting upon the occurrence of certain events, as specified in the Restricted Stock Agreements relating to these awards.

                                  PROPOSAL 4:

                        APPROVAL OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as independent auditors for the Company to examine its consolidated financial statements for the 1995 fiscal year and requests stockholders to approve such appointment. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                             PRINCIPAL STOCKHOLDER

     The following table sets forth the name and address of the only persons known to the Company to beneficially own more than 5% of the Common Stock as of February 1, 1995, the number of shares beneficially owned and the percentage so owned:

                                                                  PERCENTAGE
                                                     SHARES           OF
                                                  BENEFICIALLY    OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNED          SHARES
- ------------------------------------              ------------    -----------
The Shidler Group.............................    1,341,600         5.3%
 (Jay H. Shidler
  and Robert W. Holman, Jr.)(1)
810 Richards Street
Suite 1000
Honolulu, HI 97813

- ---------------
    (1) Based on a Schedule 13D filed under the Exchange Act with the Securities and Exchange Commission on March 14, 1991. Mr. Shidler disclaims beneficial ownership with respect to such shares, except for the 947,540 shares held by Shidler Equities L.P. See also "Election of Directors -- Standstill Agreement."


                  RESTRICTIONS ON ACCUMULATION OF COMMON STOCK

     In order to assist in protecting certain tax benefits, Article Ninth of the Company's Restated Certificate of Incorporation contains provisions restricting the acquisition of shares of Common Stock by any person (including any partnership, corporation or other entity), and provides that shares accumulated in excess of the prescribed number shall not have voting rights.

     In general, Article Ninth, as modified and extended by the Board of Directors, provides that no person may, voluntarily or involuntarily, acquire any shares of Common Stock on or prior to December 31, 1996 (or such later date as may be determined by the Board of Directors), if the number of shares actually and constructively owned by such person (except for shares issued in 1986 to creditors of Evans pursuant to Evan's reorganization plan under Chapter 11 of the Federal Bankruptcy Code) would be more than 5% of the outstanding Common Stock on any date (any such excess shares being herein called "Excess Shares"). For the purposes of this provision, shares are deemed to be constructively owned by a person if they are considered to be owned by such person under the constructive ownership rules of Section 318 of the Internal Revenue Code, except that subsections (a)(2)(C) and (a)(3)(C) of such Section 318 shall be applied by substituting "5 percent" for "50 percent". Under this provision, shares may be deemed to be constructively owned by a person if such person holds an option to acquire such shares, if such shares are owned by certain family members or by a partnership in which such person is a partner, by a trust or estate of which such person is a beneficiary or by a corporation in which such person owns 5% or more of the stock, and, in case such person is itself a partnership, trust, estate or corporation, shares may be deemed to be constructively owned by such person if they are owned (including shares constructively owned) by any partner, beneficiary or 5% or greater stockholder, as the case may be.

     In case any person attempts to acquire Excess Shares, voluntarily or involuntarily, such Excess Shares shall be deemed transferred to the Company or a third party designated by the Company, in either case as trustee (the "Trustee"), and the purported owner shall have no right to vote such Excess Shares or to receive dividends thereon or any other rights with respect thereto, except the right to receive from the net proceeds realized by the Trustee from the sale of such Excess Shares and certain other funds that may be available to the Trustee (or to retain from the proceeds of any disposition thereof by the purported owner, as agent for the Trustee), an amount not in excess of the amount paid by such purported owner for such Excess Shares, plus broker's commissions.

     Pursuant to such Article Ninth, any holder of shares of Common Stock is obligated to notify the Company immediately of any purported acquisition of Excess Shares and to furnish to the Company all information reasonably requested by it with respect to all shares of Common Stock actually or constructively owned by such holder.

     Under such Article Ninth, the Board of Directors of the Company is authorized to extend the period of effectiveness of the above-described restrictions beyond December 31, 1996, increase the 5% percentage referred to above, or modify the definition of constructive ownership of shares, if necessary or desirable to preserve the federal income tax net operating loss or investment tax credit carryforwards of the Company. Any such determination by the Board of Directors will be filed with the Secretary of the Company, and copies will be mailed to the stockholders of the Company.

     The foregoing restrictions on acquisition of shares of Common Stock may be waived by the Board of Directors of the Company and are not applicable to an acquisition of more than 50% of the outstanding shares of Common Stock for cash consideration pursuant to any tender offer for all of the outstanding shares of Common Stock, merger or other business combination in which all holders of such outstanding shares are given the opportunity to participate. The Board of Directors has waived such restrictions with respect to shares of Common Stock acquired and held by the Shidler/Holman Group or Mr. Oresman in compliance with the Standstill Agreement described above.

                             STOCKHOLDER PROPOSALS

     It is anticipated that the 1996 Annual Meeting of Stockholders will be held on April 23, 1996. In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at that meeting must be received by the Secretary of the Company no later than November 15, 1995, if such proposals are to be considered for inclusion in the Company's Proxy Statement.

                               PROXY SOLICITATION

     The expense of preparing, printing and mailing this Proxy Statement, and the proxy solicited hereby, will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will provide reimbursement for the cost of forwarding such materials in accordance with customary charges. The Company has retained Georgeson & Co., Inc. to aid in the solicitation of proxies, including soliciting proxies from brokerage firms, banks, nominees, custodians and fiduciaries. The fees of such firm are estimated at $8,000 plus out-of-pocket costs and expenses.

                                            By Order of the Board of Directors

                                            RICHARD E. KENT
                                            Secretary

March 16, 1995

                                                                         ANNEX A

                                GROSSMAN'S INC.

                     1995 DIRECTORS' STOCK AND OPTION PLAN

1.  PURPOSE

     The purpose of this Plan is to (1) encourage ownership of Company Stock by non-employee directors and thereby align such directors' interests more closely with the interests of stockholders of the Company, and (2) assist the Company in securing and retaining highly qualified persons to serve as non-employee directors, in which position they may contribute to the long-term growth and profitability of the Company, by affording such persons an opportunity to acquire Stock.

2.  DEFINITIONS

     Whenever used in this Plan, the following terms will have the respective meanings set forth below:

          (a) "Board" means the Company's Board of Directors as constituted from time to time.

          (b) A "Change of Control" will be deemed to have occurred if (i) any corporation, person or entity (other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan maintained by the Company or any of its subsidiaries) or any "group" as defined in Section 13(d)(3) of the Exchange Act becomes the beneficial owner of stock representing more than twenty-five percent of the voting power of the Company; (ii) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, to sell or otherwise dispose of all or substantially all of the Company's assets or to liquidate the Company, or (iii) within any 24 consecutive month period, persons who were members of the Board immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 24-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.

          (c) "Committee" means the committee described in Section 4.

          (d) "Company" means Grossman's Inc., a Delaware corporation, or any successor thereto by merger, consolidation, or statutory share exchange.

          (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder will be deemed to include successor provisions thereto and rules thereunder.

          (f) "Fair Market Value" of the Stock means average of the official closing prices of the Stock on the Nasdaq National Market System or such other automated quotation system or securities exchange on which the Stock shall be primarily traded at the time of such determination on the ten trading days preceding the day on which Fair Market Value is being determined on which Stock transactions took place, as reported in The Wall Street Journal -- Eastern Edition.

          (g) "Option" means the right, granted to a Participant under Section 6(a), to purchase Stock pursuant to the relevant provisions of this Plan at the exercise price specified in Section 6(c) for a specified period of time, not to exceed ten years from the date of grant, which period of time shall be subject to earlier termination prior to exercise in accordance with Section 6.

          (h) "Participant" means a non-employee director who is eligible to receive, and is granted, Options or Stock under the Plan.

          (i) "Plan" means this 1995 Directors' Stock and Option Plan.

          (j) "Retainer" means the annual retainer payable to a non-employee director of the Company for a full year's service on the Board, or such lesser amount as may be payable to any non-employee director in respect of service on the Board of less than a full year, excluding any annual retainer payable for service on any standing or ad hoc committee of the Board or for service as Chairman of any committee of the Board, and excluding meeting fees payable for attendance at meetings of the Board or committees for that year.

          (k) "Stock" means the Common Stock, par value $.01 per share, of the Company, and such other securities of the Company as may be substituted for Stock pursuant to Section 9.

3.  NUMBER AND SOURCE OF SHARES AVAILABLE UNDER THE PLAN

     The total number of shares of Stock reserved and available for issuance under the Plan is 700,000, subject to adjustment as provided in Section 9 below. Such shares may be previously issued and outstanding shares of Stock reacquired by the Company and held in its treasury, or may be authorized but unissued shares of Stock, or may consist partly of each. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option will again be available for purposes of the Plan. Furthermore, if the holder of an Option delivers shares of Stock to the Company on exercise of an Option, pursuant to Section 6(f)(ii), such shares will again be available for purposes of the Plan.

4.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by a committee (the "Committee") of the Board designated by the Board for that purpose. Unless and until a Committee is appointed, the Plan shall be administered by the entire Board, and references in the Plan to the "Committee" shall be deemed references to the Board. The Committee shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant Options and/or issue Stock in accordance with the formulas set forth in this Plan to such directors as are eligible to receive Options and/or Stock; (b) to prescribe the form of forms of instruments evidencing Options and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Any such determinations made by the Committee shall be conclusive and shall bind all parties.

5.  ELIGIBILITY

     Each director of the Company, who on any date on which an Option or Stock is to be granted (as specified in Sections 6 and 7) is not an employee of the Company or any parent or subsidiary of the Company (an "Eligible Director"), will be eligible to receive Options or Stock under the Plan. No person other than those specified in this Section 5 will be eligible to participate in the Plan.

6.  TERMS AND CONDITIONS OF OPTIONS

     (a) Number of Options. On the date that this Plan is approved by the Company's stockholders, each Eligible Director shall be awarded an Option covering 25,000 shares of Stock; thereafter, on the date that any new director is elected to the Board who is an Eligible Director, each such new Eligible Director shall be awarded an Option covering 25,000 shares of Stock.

     (b) Additional Options to Chairman of the Board. On the date that this Plan is approved by the Company's stockholders, Robert K. Swanson, the Chairman of the Board of the Company, shall be awarded an option covering 50,000 shares of Stock in addition to the Option awarded to Mr. Swanson under Section 6(a).

     (c) Exercise Price. The exercise price of each option granted under (a) and (b) above (collectively, the "Director Options") shall be 100% of the Fair Market Value per share of the Stock at the time the Director Options are granted. In no event, however, shall the exercise price be less, in the case of an original issue of authorized stock, than the par value per share of the stock.

     (d) Duration of Director Options. The latest date on which any of the Director Options may be exercised (the "Final Exercise Date") shall be the date which is ten years from the date the Director Options were granted.

     (e) Exercise of Director Options.

          (1) Each Director Option granted pursuant to this Section 6 shall be immediately exercisable to the extent of 20% of the shares of Stock covered thereby on the date of grant, and shall become exercisable to the extent of an additional 20% of the shares of Stock covered thereby on each of the first, second, third and fourth anniversaries of such date.

          (2) Any exercise of a Director Option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by
     (i) any documentation required by the Board and (ii) payment in full for the number of shares for which the Director Option is exercised.

          (3) If a Director Option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the Director Option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as the authority of the person or persons exercising the Director Option.

     (f) Payment for and Delivery of Stock. Stock purchased under the Plan pursuant to the exercise of Director Options shall be paid for as follows: (i) in cash or by check (acceptable to the Company in accordance with guidelines established by the Committee for this purpose), bank draft or money order payable to the order of the Company; (ii) through the delivery of shares of Stock (which, in the case of shares of Stock acquired from the Company, shall have been outstanding for at least six months) having a Fair Market Value on the date of exercise equal to the purchase price; (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price; or (iv) by any combination of the foregoing forms of payment; provided that if the Stock issued upon exercise of the Director Option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid in cash or cash equivalents.

     The holder of a Director Option shall not have any rights as a stockholder, except as to Stock actually received by him or her upon exercise of a Director Option or otherwise under the Plan.

     (g) Nontransferability of Director Options. To the extent required by Rule 16b-3 under the Exchange Act as from time to time in effect, no Director Option may be transferred other than by will or by the laws of descent and distribution, and during a director's lifetime a Director Option may be exercised only by him or her.

     (h) Death. Upon the death of any Participant to whom Director Options have been granted under this Plan, all Director Options not then exercisable shall terminate. All Director Options held by the Participant that are exercisable immediately prior to death may be exercised by his or her executor or administrator, or by the person or persons to whom the Director Option is transferred by will or the applicable laws of descent and distribution, at any time within one year after the Participant's death (subject, however, to the limitations of Section 6(d) regarding the maximum exercise period for such Director Option). At the end of such one-year period, such Director Options shall terminate to the extent not previously exercised or terminated.

     (i) Other Termination of Status as Eligible Director. If an Eligible Director's service with the Company terminates, or if a director otherwise ceases to be an Eligible Director, for any reason other than death, all Director Options (or portions thereof) held by the director that are not then exercisable shall terminate. Director Options that are exercisable on the date of termination shall continue to be exercisable for a period of six months (subject to Section 6(d)). At the end of such six-month period, such Director Options shall terminate to the extent not previously exercised or terminated.

     (j) Change of Control. In the event of a Change of Control of the Company, all Director Options granted under the Plan will immediately become fully exercisable; except that, if the Change of Control involves a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all the Stock then outstanding by a single person or entity or by a group of persons and/or entities acting in concert (each, a "Merger"), all Director Options granted under the Plan will either (i) terminate and no longer be exercisable; provided, that 20 days prior to the effective date of the Merger, all Director Options outstanding hereunder that are not otherwise exercisable shall become fully exercisable, or (ii) if there is an acquiring corporation and the consideration to be received in the Merger consists of voting securities of the acquiring corporation or an affiliate, and the acquiring corporation so elects, be assumed by the acquiring corporation, subject to consummation of the Merger, and be deemed to constitute an option to acquire, on the same terms and conditions as were applicable prior to the Merger, the voting securities received in the transaction by the stockholders of the Company, with appropriate adjustments to the exercise price and the number of shares subject to the Director Option to preserve the value of the Director Option.

7.  STOCK IN LIEU OF RETAINER

     In lieu of the annual cash Retainer payable to each Eligible Director, Stock will be issued in the amount of such Retainer each year for so long as this Plan is in effect, to the extent and subject to the terms and conditions set forth below:

          (a) Annual Stock Payment. The number of shares of Stock to be issued under this Section 7 will be equal to (i) the amount of the annual Retainer payable to each Eligible Director at the rate then in effect divided by
     (ii) the Fair Market Value of Stock as determined on the date of issuance. No fractional shares of Stock will be issued; instead, the cash remainder will be paid to the Participant. The delivery of Stock hereunder shall be contingent upon service by the Participant through the date of the first meeting of the Board of Directors in that year. On the date 30 days after the date of the annual meeting of stockholders at which directors are elected (or, in the case of a director elected by the Board, the date 30 days after such election) or as promptly as practicable thereafter, the Company will deliver to the Participant one or more certificates representing such Stock, registered in the name of the Participant (or, if directed by the Participant, in joint names of the Participant and his or her spouse).

          (b) Rights of the Participant. Except for the terms and conditions set forth in this Plan, a Participant who is issued Stock in lieu of the annual cash Retainer will have all of the rights of a holder of the Stock, including the right to receive dividends paid on such Stock and the right to vote the Stock at meetings of stockholders of the Company. Upon delivery, such Stock will be nonforfeitable.

8.  STOCK IN LIEU OF CONSULTING FEES

     (a) If, while this Plan is in effect, an Eligible Director is serving as Chairman of the Board (a "Non-Executive Chairman"), and such Non-Executive Chairman has entered into an agreement with the Company to provide consulting services to the Company (a "Consulting Agreement"), then, in consideration of such services, within thirty days after the end of each calendar quarter during which such Consulting Agreement is in full effect, the Non-Executive Chairman shall be issued a number of shares of Stock equal to (i) $1,000 times the number of days that the Non-Executive Chairman shall have spent working on the affairs of the Company under the Consulting Agreement during such preceding calendar quarter (whether or not this Plan was in effect during such period), divided by (ii) the Fair Market Value of the Stock on the last day of such calendar quarter. No fractional shares shall be issued; instead, the remainder shall be paid to the Non-Executive Chairman in cash. Upon delivery, such Stock shall be nonforfeitable.

     (b) In addition to any Stock issuable under Section 8(a), the Company shall issue to Robert K. Swanson, Chairman of the Board of the Company, subsequent to the approval of the Plan by the stockholders of the Company but in any event not later than May 1, 1995, a number of whole shares of Stock (with fractional shares rounded down) equal to $20,000 divided by the Fair Market Value of the Stock on the date of such issuance, in consideration of consulting services rendered by Mr. Swanson to the Company during 1994. Upon delivery, such Stock shall be nonforfeitable.

9.  ADJUSTMENT PROVISIONS

     In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affects Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of Participants' rights under the Plan, then the Board shall, in a manner that is proportionate to the change to the Stock and is otherwise equitable, adjust (i) any or all of the number or kind of shares of Stock reserved for issuance under the Plan and (ii) the number or kind of shares of Stock to be subject to Director Options thereafter granted automatically under Section 6, and (iii) the number and kind of shares of Stock issuable upon exercises of outstanding Director Options, and the exercise price per share thereof, provided that the number of shares subject to any Director Option shall always be a whole number.

10.  CHANGES TO THE PLAN AND AWARDS.

     (a) Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options or issue Stock under the Plan; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination may impair the rights of such Participant under any Director Option theretofore granted to him or her hereunder.

     (b) Changes to Outstanding Awards. The Board may amend, alter, suspend, discontinue, or terminate any Director Option theretofore granted hereunder and any agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination may impair the rights of such Participant under or with respect to any Director Option theretofore granted to him or her or any agreement relating thereto.

11.  GENERAL PROVISIONS

     (a) Consideration for Grants; Agreements. Director Options and Stock will be granted or paid under the Plan in consideration of the services of Participants and, except for the payment of the exercise price in the case of an Director Option, no other consideration shall be required therefor. Grants of Director Options will be evidenced by agreements executed by the Company and the Participant containing the terms and conditions set forth in the Plan together with such other terms and conditions not inconsistent with the Plan as the Board may from time to time approve.

     (b) Compliance with Securities Laws, Listing Requirements, and Other Laws and Obligations. The Company shall not be obligated to deliver any shares of Stock under this Plan, upon the exercise of any Director Option granted under
Section 6 or the issuance of Stock under Section 7 or Section 8, (i) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (ii) if the outstanding Stock is at the time listed on any stock exchange, or quoted on any automated quotation system, until the shares to be delivered have been listed or authorized to be listed or quoted on such exchange or system upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Director Option or the issuance of Stock, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     (c) No Right to Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director of the Company.

     (d) Governing Law. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

12.  EFFECTIVE DATE AND DURATION OF PLAN

     The Plan will become effective at the time that it is approved by the Board, subject to approval by the stockholders of the Company by the affirmative votes of the holders of a majority of the securities of the Company present in person or represented by proxy, and entitled to vote at a meeting of Company stockholders duly held. The Plan will remain in effect until such time as the Board may act to terminate the Plan pursuant to Section 10(a), or until such time as no Stock remains available for issuance under the Plan and the Company has no further rights or obligations under the Plan with respect to Director Options granted or Stock issued under the Plan.

                                                                         ANNEX B

                                GROSSMAN'S INC.

                           1995 RESTRICTED STOCK PLAN

     I. Purpose. The purpose of this 1995 Restricted Stock Plan (the "Plan") is to advance the interests of Grossman's Inc. (the "Company") and its subsidiaries by enhancing the Company's ability to reward officers and key employees for their contributions to the success of the Company and its subsidiaries and to create an incentive for their efforts to increase the profitability of the Company and its subsidiaries.

     II. Effective Date. This Plan shall become effective on the date on which it is approved by the shareholders of the Company, although awards may be made prior to that time subject to such approval. Awards may thereafter be made pursuant to the terms of this Plan until December 31, 2005.

     III. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Board") or by such other committee as the Board shall appoint from among its members and designate to administer the Plan (the "Committee"). The Committee shall be authorized, subject to the express provisions of this Plan, to adopt, amend and rescind rules for the administration of the Plan and its own proceedings, and to take all action necessary or appropriate to administer the Plan, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Committee shall be conclusive and shall bind all parties. The Committee shall consist of not fewer than two members of the Board, all of whom shall be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

     IV. Eligibility. Officers and key employees of the Company or its subsidiaries shall be eligible to receive awards pursuant to the Plan ("Awards"). To the extent that their eligibility would cause them to fail to be "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act, members of the Committee and directors who are not employees shall not be eligible to receive Awards. Receipt of an Award shall not preclude an officer or employee from receiving additional awards under this Plan or any other plan of the Company.

     V. Shares Subject to Plan. Awards made pursuant to the Plan shall consist of shares of the Company's Common Stock, par value $.01 per share (the "Shares"). Shares awarded pursuant to the Plan shall in the discretion of the Committee be authorized but unissued Shares or Shares held in treasury. The aggregate number of Shares which may be issued under this Plan (excluding forfeited and reissued Shares described below) shall not exceed 250,000, subject to adjustment by the Committee in the event of a stock dividend, stock split, combination of Shares, recapitalization, or other change in the Company's Common Stock. Shares which are forfeited as provided herein may be reissued pursuant to this Plan.

     VI.  Terms and Conditions of the Plan.

  A.  Grant of Awards.

     Subject to the express provisions of this Plan, the Committee shall have the sole authority and discretion (i) to make Awards to such eligible employees as the Committee shall select at such times as the Committee shall determine, and (ii) to determine the size of each such Award and the terms and conditions thereof (including any provisions relating to forfeiture in addition to those required herein). In making an Award, the Committee may require a cash or other payment from the person to whom an Award is made (the "Recipient"), unless it shall determine that the consideration from the Recipient to the Company for services rendered in excess of the compensation otherwise paid to the Recipient prior to or at the time of the Award is at least equal to the par value of the Shares being issued. Each Recipient shall, as a condition of receiving any Award hereunder, enter into a Restricted Stock Agreement with the Company setting forth the terms and conditions of the Award, including forfeiture provisions, in such form as the Committee shall determine, and a stock certificate registered in the name of the Recipient shall be issued under the conditions set forth in
Section V.C. below.

  B.  Terms of Awards.

     An Award shall consist of a specified number of Shares, and shall be subject to such terms and conditions as are set forth in the Restricted Stock Agreement.

  C.  Stock Certificates.

     Prior to the time specified in the Restricted Stock Agreement when a portion of an Award ceases to be subject to forfeiture, the stock certificates representing Shares constituting that portion of the Award shall bear a legend indicating the restrictions thereon. Recipients shall receive all dividends, stockholder communications and proxy materials with regard to the Shares constituting Awards. A certificate or certificates for forfeited Shares shall be returned to the Company. A Recipient shall be entitled to any dividends or other distributions attributable to forfeited Shares paid after forfeiture of such Shares with respect to a record date prior to forfeiture.

  D.  Payment.

     On the date specified in the Restricted Stock Agreement that a portion of an Award ceases to be subject to forfeiture, a Recipient shall be entitled to delivery of unlegended certificates representing Shares which have vested and the Shares represented thereby shall cease to be subject to forfeiture.

     VII. Nontransferability of Awards. No Shares, nor any interest therein, shall be transferable by the Recipient (by sale, pledge, gift or otherwise) prior to a Vesting Date, otherwise than by will or by the laws of descent and distribution, and Shares shall be delivered only to the Recipient or, in the case of his death, to his estate.

     VIII. Tax Matters. The Committee shall require a Recipient receiving an Award hereunder to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company or any of its subsidiaries in respect of the issuance of Shares pursuant to the Award. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Recipient upon such terms and conditions as the Committee shall prescribe. Subject to the consent of the Committee, a Recipient may make an irrevocable election to have Shares otherwise issuable under an Award withheld, tender back to the Company Shares received pursuant to an Award or deliver to the Company previously acquired Shares having a fair market value sufficient to satisfy all or part of the Recipient's estimated tax obligations associated with the transaction. Such election must be made by a Recipient prior to the date on which the relevant tax obligation arises. The Committee may disapprove of any election and may limit, suspend or terminate the right to make such elections.

     IX. Delivery of Shares. Recipients of Shares shall cooperate to effect delivery thereof in accordance with the terms of all federal and state laws and regulations as interpreted by counsel for the Company. Without in any way limiting the generality of the foregoing, the Company may require that the certificates representing Shares awarded hereunder bear a legend restricting the transfer thereof except upon compliance with the conditions of the Award, as stated herein and in the Restricted Stock Agreement relating thereto, and the federal and state securities laws; and that each Recipient, as a condition of such delivery, make such representations or agreements, if any, as may be required in the opinion of such counsel to avoid violation of any laws or regulations, including without limitation the registration or other provisions of the Securities Act of 1933.

     X. Employment Rights. Neither the adoption of the Plan nor the granting of Awards shall confer upon any Recipient the right to continued employment with the Company or its subsidiaries, nor affect in any way the right of the Company or its subsidiaries to terminate the employment of any Recipient at any time.

    XI.  Adjustment, Amendment and Termination.

     A. The Committee may adjust the number of Shares awarded to Recipients and otherwise adjust the Plan to take into consideration material changes in accounting practices or principles, recapitalizations, mergers, consolidations, stock splits, acquisitions or dispositions of stock or property, changes in fiscal year, or other events, if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan.

     B. The Committee may cease making awards hereunder at any time, but in no event shall an Award be made after December 31, 2005. The Plan may be terminated, amended or modified at any time by the Board; provided, however, that the Board may not, without the affirmative vote of the shareholders, (i) increase the maximum number of Shares which may be issued under the Plan in the aggregate or to any one Recipient (except in the case of any adjustment as provided in paragraphs V. and XI.A), (ii) extend beyond December 31, 2005 the date after which Awards may no longer be made, or (iii) provide for administration of the Plan other than by a committee consisting of directors of the Company not eligible to receive Awards under the Plan.

PROXY                           GROSSMAN'S INC.                         PROXY
                ANNUAL MEETING OF STOCKHOLDERS, APRIL 25, 1995
                       PROXY SOLICITED ON BEHALF OF THE
                    BOARD OF DIRECTORS OF GROSSMAN'S INC.

The undersigned hereby appoints Sydney L. Katz, Robert K. Swanson and Richard
E. Kent, and each of them, proxies of the undersigned, with power of substitution to each, to vote all shares of Common Stock of Grossman's Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The First National of Boston, 100 Federal Street, Boston, Massachusetts, on April 25, 1995, at 10:30 A.M. and at any adjournment thereof, on all matters coming before the meeting, as indicated on the reverse side hereof.

Election of Directors: NOMINEES:

Russell Cox, John R. Grey, Maurice Grossman, Leo Kahn, Sydney L. Katz, W. Wallace McDowell, Jr., Stephen B. Oresman, Robert K. Swanson and Harold Tanner

PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
                                                            ------------------
                                                             SEE REVERSE SIDE
                                                            ------------------


/ X / PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. The Board of Directors favors a vote FOR election of the nominees listed on the reverse side hereof and FOR the other proposals. If no contrary instructions are indicated, this Proxy will be voted FOR Proposals one, two, three and four.

- --------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
- --------------------------------------------------------------------------------

1.  ELECTION OF          FOR        WITHHELD
DIRECTORS (See          /   /        /   /
reverse).
                                                  MARK HERE   /   /
/   /___________________________________         FOR ADDRESS
  For all nominees except as noted above          CHANGE AND
                                                  NOTE BELOW


PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN
IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                        FOR     AGAINST    ABSTAIN
2.  APPROVAL OF COMPANY'S              /   /     /   /      /   /
    1995 DIRECTORS' STOCK
    AND OPTION PLAN.

3.  APPROVAL OF COMPANY'S              /   /     /   /      /   /
    1995 RESTRICTED STOCK
    PLAN.

4.  APPROVAL OF ERNST &                /   /     /   /      /   /
    YOUNG LLP AS INDEPENDENT
    AUDITORS.

5. OTHER MATTERS. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Please sign name(s) exactly as printed herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

Signature: ___________________________________________ Date _________________


Signature: ___________________________________________ Date _________________